Exhibit 32

                    SECTION 1350 CERTIFICATION

The undersigned each certify that:

1. They are the duly appointed Chief Executive Officer and Chief
   Financial Officer, respectively, of Northern Empire Bancshares, a California Corporation ("the Company"); and

2. To their best knowledge and belief, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and to which the Certification is attached as Exhibit 32, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Northern Empire Bancshares.



Date:     May 9, 2005




/s/ Deborah A. Meekins                      /s/ Jane M. Baker
-----------------------                      -----------------
 Deborah A. Meekins                           Jane M. Baker
President and Chief Executive Officer        Chief Financial Officer